UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On March 6, 2014, the Compensation Committee of the Board of Directors (Compensation Committee) of the Company approved the 2014 Executive Incentive Compensation Plan (2014 Plan), in which the Company’s executive officers, including the Company’s named executive officers (NEOs), participate. The 2014 Plan includes potential performance goals for participants based on the following criteria at the Company level: revenue; earnings before interest and taxes; contract bookings; and acquisition revenue. The 2014 Plan also includes potential performance goals based on the following criteria at the business group level: revenue; earnings before interest and taxes; and contract bookings. The inclusion and weighting of particular performance goals varies depending on the participant. The 2014 Plan provides for target incentive payment amounts for each of the executive officers that range from 75% to 85% of such officer’s 2014 base salaries. Based on actual results in 2014, the potential payouts under the 2014 Plan may range from 0% to 175% of the executive officers’ respective target incentive payment amounts. A copy of the 2014 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	ManTech International Corporation 2014 Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 10, 2014	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs